Exhibit 10.2

AMENDMENT NO. 1 to Term Loan Agreement

This AMENDMENT NO.1 to TERM LOAN AGREEEMENT (this “Agreement”) dated as of October 28, 2022 (the “Effective Date”), is among Gibbons Creek Environmental Redevelopment Group, LLC, a Texas limited liability company (the “Borrower”), Charah Solutions, Inc., a Delaware corporation (“Charah Solutions”), Charah, LLC, a Kentucky limited liability company (“Charah LLC” and, together with Charah Solutions, the “Parent Guarantors”, and each, a “Parent Guarantor”) and Charah Preferred Stock Aggregator, LP, a Delaware limited partnership (the “Lender”).

Recitals

A.          WHEREAS, the Borrower, the Parent Guarantors and the Lender are parties to that certain Term Loan Agreement dated as of August 15, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the execution hereof, the “Existing Term Loan Agreement”; and the Existing Term Loan Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, as amended by this Agreement, the “Term Loan Agreement”), pursuant to which the Lender has made certain credit available to and on behalf of the Borrower.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:

Section 1.              Defined Terms. Each capitalized term which is defined in the Existing Term Loan Agreement, but which is not defined in this Agreement, shall have the meaning ascribed such term in the Existing Term Loan Agreement.

Section 2.              Amendments to Term Loan Agreement.

2.1          Amendment to Article 1 – Definitions. Article 1 of the Existing Term Loan Agreement is hereby amended by amending and restating the following existing definition in its entirety:

“Availability Date” shall mean November 15, 2022.

2.2           Amendment to Section 4.02. Section 4.02(c) of the Existing Term Loan Agreement is hereby amended and restated in its entirety as follows:

(c) Lender’s receipt of a Borrowing Notice before 12:00 pm central time on the Funding Date (or such shorter time as Lender may agree in its sole discretion).

Section 3.              Miscellaneous.

3.1          Confirmation; Effect of this Agreement. Except as expressly set forth in Section 2 hereof, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender under the Existing Term Loan Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or other provisions contained in the Existing Term Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is the express intent of the parties hereto that nothing contained herein shall be, nor shall be construed as, a substitution or novation of the Obligations under the Existing Term Loan Agreement and the other Loan Documents, all of which are and shall remain in full force and effect as expressly amended hereby. Nothing herein shall be deemed to entitle the Borrower or any Parent Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or other provisions contained in the Term Loan Agreement or any other Loan Document in similar or different circumstances after the date hereof.

3.2          Ratification and Affirmation; Representations and Warranties. Each of the Parent Guarantors and the Borrower (a) acknowledges the terms of this Agreement and the Existing Term Loan Agreement as amended hereby, (b) represents and warrants to the Lender that as of the Effective Date: (i) all of the representations and warranties contained in each Loan Document are true and correct in all material respects (without duplication of materiality), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing, (c) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document (including, without limitation, the Guaranteed Liabilities contained in Article X of the Existing Term Loan Agreement) and agrees that each Loan Document remains in full force and effect as expressly amended hereby, (d)(i) is a party to certain Security Documents securing the Obligations, and (ii) agrees that according to their respective terms the Security Documents to which it is a party are and shall continue in full force and effect, including without limitation to secure the Obligations under the Loan Documents, as the same may be amended, increased, decreased, supplemented or otherwise modified from time to time and (e) acknowledges and agrees for the avoidance of doubt that the delivery of this Agreement does not indicate or establish by implication or otherwise that any Security Document requires any Parent Guarantor’s approval of amendments to the Existing Term Loan Agreement, the Term Loan Agreement or any other Loan Document (except as and to the extent expressly set forth therein).

3.3          Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement which may include any Electronic Signature transmitted by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

3.4         No Oral Agreement. This Agreement, the Term Loan Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

3.5           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.6          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 9.04 of the Term Loan Agreement.

3.8           Loan Documents. This Agreement is a Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the Effective Date.

BORROWER:	GIBBONS CREEK ENVIRONMENTAL REDEVELOPMENT GROUP, LLC

By: Charah, LLC, its sole manager

	By:	/s/ Scott Sewell
	Name:	Scott Sewell
	Title:	President

PARENT GUARANTORS:	CHARAH SOLUTIONS, INC.

	By:	/s/ Scott Sewell
	Name:	Scott Sewell
	Title:	President & Chief Executive Officer

CHARAH, LLC

By:	/s/ Scott Sewell
Name:	Scott Sewell
Title:	President

Amendment No. 1 to Term Loan Agreement
Signature Page

LENDER:	CHARAHPREFERREDSTOCK AGGREGATOR, LP

By: Charah Preferred Stock Aggregator GP, LLC, its general partner

	By:	/s/ Timothy J. Poché
	Name:	Timothy J. Poché
	Title:	Authorized Representative

Amendment No. 1 to Term Loan Agreement
Signature Page